UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 13, 2006

National Presto Industries, Inc.

(Exact name of registrant as specified in its chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 North Hastings Way Eau Claire, Wisconsin		54703-3703
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: 715-839-2121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition – Update

On April 19, 2006, the registrant issued a press release regarding the SEC’s clarification of its financial filing requirements. The full text of the press release is filed as Exhibit 99.1 to this Form 8-K. Such Exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In its Footnote I of Part IV of the Form 10-K that was filed on March 16, 2006, the Company stated that the SEC staff had proposed that the Company supplement its operating company financial statements with additional financial information like that prepared by registered investment companies. That disclosure was a reference to a staff proposal in mid-February, that the Company continue to file financial statements that were consistent with the financial reporting requirements for operating companies on Form 10-K, provided that those financials also included an additional footnote with pro forma financial statement information consistent with that dictated by the Investment Company Act regulations S-X and Form N-CSR. To the extent the data was not available, the Company would be encouraged to file incomplete financial information, as the staff deemed filing unaudited or incomplete financial information preferable to filing no financial information by the filing deadline. As at the time of the filing, the addition of a pro forma footnote was a proposal still under discussion, the Company, on the advise of counsel, characterized it in the 10-K disclosure as “under consideration”, indicating discussions about this and other issues were ongoing. The incomplete information did not exist at the time the Form 10-K was filed. Counsel has since advised against filing incomplete information.

During and beyond the time frame that fiscal year 2005 earnings were released (February 10, 2006) and the Form10-K filed (March 16), the Company’s attorney and the SEC staff had several conversations in which the issues surrounding the proposed footnote were discussed. Then on March 28, the SEC sent a letter to Presto and its public accountants taking exception to that which was filed, in particular branding as “inaccurate and misleading to investors” the Company’s characterization of the status of the discussions with the SEC. As it appeared in the letter that the mid-February proposal was now the SEC’s final position, the Company offered to revise its footnote accordingly in its counsel’s April 4, 2006 letter to the staff. In its April 11 response the SEC staff indicated, without explanation, that it found the proposed footnote misleading, indicating it would be turning the matter over to enforcement. Counsel requested clarification and the SEC staff in a letter dated April 14, 2006, formally advised that its initial proposal on the footnote was its final position and that it would require that the financials include the pro forma audited investment company financial footnote.

Accordingly, the Company has modified Footnote I to give cognizance to the changes that have occurred since the date the Form 10-K was originally filed:

I.	COMMITMENTS AND CONTINGENCIES:

In July 2002, the Securities and Exchange Commission (SEC) filed a lawsuit in the federal district court in Chicago, Illinois, against National Presto Industries, Inc. alleging the Company operated as an unregistered investment company from 1994 through 2002. The case does not involve fraud, deceptive practices, or questionable accounting methods. During the fourth quarter of 2005, the federal district judge granted the SEC’s motion for summary judgment and ordered the Company to register under the Investment Company Act. The Company filed the requisite notice of registration, indicating that the Company did not believe that it met the statutory definition of an investment company and as such, the filing was being made pursuant to the court’s order, rather than the terms and requirements of the Act. It also indicated that it would shortly be filing an application to deregister. That application was subsequently filed in January 2006. Timing of the SEC staff’s review of the application for deregistration is not known at this time. The SEC staff has formally advised Presto’s counsel that it does not object if the Company filed operating company financial statements under the 1934 Act for the period ended December 31, 2005, so long as that filing is supplemented via footnote with audited pro forma financial statement information consistent with investment company reporting requirements pursuant to Article 6 of Regulation S-X and Form N-CSR. The SEC staff has further advised that, if audited pro forma financial information is not available at the filing deadline, unaudited/incomplete investment company financial data should be supplied as an intermediate step, but stated its view that if the Company provided unaudited/incomplete financial statements the Company would not be deemed by the SEC staff to have met its disclosure obligations under the federal securities laws. The Company has not supplemented its 1934 Act financial statements with unaudited/incomplete financial data upon advice of counsel. In order to provide an audited footnote, the Company will need to enter into an additional separate audit engagement with a public accounting firm. Presto has been informed that no reputable accounting firm will accept the investment company financial statements that Presto is currently able to prepare as the basis for an audit engagement. The preparation of such statements raises many substantive and methodological questions for which the regulations and current accounting literature provide no clear answers. Doubt has likewise been cast that even with such financials, the Company will be able to find an audit firm that will accept such an audit engagement, much less provide an unqualified opinion on the footnoted statements. Nevertheless, the Company is in the process of trying to comply with the SEC’s staff’s request.

In a letter dated April 11, the SEC staff had also asked Grant Thornton, the Company’s public accountants, if it would withdraw its unqualified opinion due to the absence of the pro forma footnote, as well as on the failure of Grant Thornton to use investment company accounting principles as the basis of the operating company audit that it did perform. Grant Thornton, in a letter dated the following day, April 12, 2006, did notify the Company citing the reasoning found in the SEC’s letter, that its opinions on the Company’s financials as of and for the three years ended December 31, 2005 and on the Company’s audit controls could no longer be relied upon. To the extent the interpretation of the SEC’s statement to Grant Thornton that the operating company audit should be done based on Investment Company accounting principles is correct, there is further doubt that even with an audited pro forma footnote, that an unqualified opinion can be rendered on the entire report.

During the process of the appeal and the SEC’s consideration of its deregistration application, the Company plans to continue to provide the investment community with operating company financial information prepared in a fashion that is consistent with its historical filings, so that investors will have a meaningful way to monitor the Company’s performance.

The Company has filed a notice of appeal from the decision to the United States Circuit Court of Appeals for the 7th Circuit. Because the appeal was from a summary judgment rather than a trial decision, the findings of the lower court will be reviewed afresh (de novo) by three judges at the appellate level. Although management believes that its position will be upheld on appeal, it can not predict either when the matter will be resolved or what the final outcome will be. The brief in support of the appeal was filed on April 7, 2005.

In addition, the Company is involved in other routine litigation incidental to its business. Management believes the ultimate outcome of this litigation will not have a material affect on the Company’s consolidated financial position, liquidity, or results of operations.

Item 4.02(b) Independent Auditor Notice Concerning Reliance on Financial Statements as of and for the Three Years ended 12/31/2005

The Company received the notice on April 13, 2006. The Company’s public accountant, Grant Thornton, noted that in issuing its original opinion on March 16, 2006, it had relied on representations of the Company’s counsel on the status of the discussions with the SEC on the financial filing requirements for the year. The public accountant’s notice was premised on the SEC staff’s letter of April 11 which asked the accountants to indicate whether it would withdraw its opinion based on the issues highlighted in the letter, i.e., the absence of a pro forma investment company footnote now required by the staff, and on the failure to apply investment company accounting principles as the basis of the operating company audit that was performed which Grant Thornton described as the staff’s belief “that the Company’s financial statement presentation in its Form 10-K has no basis in authoritative generally accepted accounting principles given the Company’s registration as an investment company”. Discussions with the Company’s audit committee occurred on April 17, 2006.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 99.1 Press Release of National Presto Industries, Inc. dated April 19, 2006, announcing SEC clarification of financial filing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc.

(Registrant)

/s/ Maryjo Cohen

Date April 19, 2006	(Signature) Maryjo Cohen, President and Chief Executive Officer